Exhibit 32.1

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned officer of AutoImmune Inc. (the “Company”) hereby certifies that, as of the date of this statement, the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2003 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Act”) and that, to the best of my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of the Company as of and for the three and six month periods ended June 30, 2003.

The purpose of this certification is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sabarnes-Oxley Act of 2002. This statement is not “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Act or any other federal or state law or regulation.

Date: August 13, 2003	/s/ ROBERT C. BISHOP
Name: Robert C. Bishop Title: Chief Executive Officer

A signed original of this written statement required by Section 1350, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 1350, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

16